Exhibit 23.3

(Letter Head)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 15 of our report dated November 21, 2003, relating to the statements of operations, stockholders’ deficiency and cash flows for the period September 24, 1998 (Date of Incorporation) to August 31, 2003 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada, V6C 2T7	“Amisano Hanson”
August 10, 2006	Chartered Accountants